UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2010

FRONTIER BEVERAGE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1837 Harbor Avenue

PO Box 13098

Memphis, TN 38113

(Address of principal executive offices and Zip Code)

(877) 233-7359

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2010, Frontier Beverage Company, Inc. (“Frontier” or the “Company) entered into a Purchase Agreement (the “Agreement”) with Innovative Beverage Group Holdings, Inc., a Nevada corporation (“Innovative”), for the purchase of the intellectual property rights of a beverage created and developed by Innovative known as “Unwind.” Under the terms of the Agreement, Frontier purchased (i) all rights to the Unwind flavor, including all rights to the proprietary formula used to manufacture Unwind, (ii) the Unwind name and trademark, and all other trademarks, service marks, copyrights, patents and other intellectual property associated therewith, and (iii) all documentation used in and/or necessary for the manufacture and marketing of the Unwind beverage, including but not limited to manufacturing instructions, ingredient lists, and marketing literature or similar material created for Unwind (the “Purchased Property”).

As consideration for the Purchased Property, Frontier agrees to pay Innovative or its assigns (i) sixty cents ($0.60) for every twenty-four (24) cans or bottles (or such other beverage container in which Frontier chooses to sell the Unwind product) of the Unwind flavor brand, and (ii) twelve cents ($0.12) per 12-pack box of any additional delivery system of the Unwind flavor brand (and/or any beverages developed using any of the intellectual property rights included in the Purchased Property) that Frontier sells during each fiscal quarter (the “Royalty Payments”).

Frontier’s obligation to pay the Royalty Payments to Innovative is perpetual. Frontier agreed to provide a detailed breakdown of product sold during each quarter with Royalty Payments due and payable within thirty (30) days of the end of each of Frontier’s fiscal quarters. In the event that Unwind is sold to a third party, Frontier’s obligation to make Royalty Payments shall cease. Royalty Payments will not be paid to Innovative on samples or slotting product or product used in lieu of money.

Under terms of the Agreement, Frontier has the right to sell, transfer or convey the Purchased Property to a third-party purchaser (“Future Sale”). Upon such Future Sale, Frontier shall pay Innovative three and one-half percent (3.5%) of the sales price it receives from such sale of the Purchased Property and/or the sale of any right thereof. Such payment will be due and payable to Innovative within ten (10) days of the closing of such Future Sale. If the consideration that Frontier agrees to receive through a proposed Future Sale involves anything but a lump sum payment of cash, then Frontier shall allocate three and one-half percent (3.5%) of any consideration received directly to Innovative. Upon completion of the Future Sale transaction, Frontier’s obligations to Innovative will cease.

In conjunction with the Agreement, the parties executed a Trademark Assignment which will be filed with the United States Patent and Trademark Office.

(Remainder of page intentionally left blank.)

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None

(d)	Exhibits.

Exh. No.	Date	Document

10.0	March 1, 2010	Purchase Agreement between Frontier Beverage Company, Inc. and Innovative Beverage Group Holdings, Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010

FRONTIER BEVERAGE COMPANY, INC.

By:	/s/ Terry Harris
Terry Harris
President

3